                                                                 EXHIBIT 10(iii)

                             DISTRIBUTOR AGREEMENT
                             ---------------------

     THIS AGREEMENT made and entered into by and between LEADER INDUSTRIES, (a Quebec corporation, doing business in the State of New York) with its principal place of business at 1280 Nobel St., Boucherville, Quebec, Canada J4B5HI, hereinafter referred to as "Manufacturer," and DAISY MANUFACTURING COMPANY, INC. (a Delaware corporation), with its principal place of business at Box 220, Rogers, Arkansas 72757-0220 hereinafter referred to as "Distributor".

                                  WITNESSETH:
                                  ----------

     WHEREAS, Manufacturer is engaged in the manufacture and sale of [paintball masks] together with spare parts and accessories used in connection therewith as set forth on Addendum "A" attached hereto (collectively sometimes called the "Products,"); and

     WHEREAS, distributor desires to market such Products and Manufacturer wants it to do so in the manner hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, Manufacturer and Distributor agree as follows:

     Section 1.  Purchase, Sales, and Delivery of Products.
     -----------------------------------------------------

     A.  Territory.  Manufacturer hereby appoints Distributor exclusive
         ---------
distributor for the sale of the Products worldwide, except Canada (the "Territory").

     B.  Acceptance by Distributor.  Distributor accepts the appointment made in
         -------------------------
Section 1.A. hereof. Distributor agrees to use its best efforts to develop the market for the Products in the Territory, and to promote, sell, and distribute the Products in such a way as to maintain and enhance the demand therefor within the Territory. Except as otherwise expressly set forth in this Agreement, Manufacturer shall not be required to furnish Distributor with any know-how or other proprietary information.

     C.  Product Marketing by Distributor.  During the term of this Agreement,
         --------------------------------
except as otherwise expressly permitted in writing, neither Distributor or its affiliates shall market, manufacture, or cause to be manufactured, sell, import, or take any steps designed to lead to the act of marketing, manufacturing, selling, or importing within the Territory any items in direct competition with the Products. Distributor agrees that it shall not sell, market, or distribute any Products outside the Territory. Nevertheless, Distributor will be free to extend its capabilities in the field by acquiring distributor rights and/or manufacturing licensing rights to complementary products, or to develop such products manufactured by Manufacturer.

     D.  Price and Discounts.  The prices of the Products and other terms of
         -------------------
purchase shall be set forth in Manufacturer's Price bulletin attached hereto as Addendum "A".

     E.  Orders.  Distributor agrees to submit purchase orders in writing and
         ------
signed by Distributor for all Products ordered by it. In addition to the terms and conditions set forth on the purchase order (Addendum "B"), the following conditions shall apply to and become a part of each purchase order submitted by Distributor for the Products:

         1. Distributor shall have the right to select the mode of transportation to be used in the shipment of the Products ordered by it.

         2. All shipments shall be F.O.B. Plattsburg, New York. Transportation charges shall be collect and title to all Products shall pass to Distributor and Distributor shall assume all risk of loss upon delivery of such Products to a carrier. Payment for all merchandise shall be made in the lawful currency of the United States of America.

         3. a. Manufacturer hereby warrants that any Product to be delivered pursuant to this Agreement and manufactured by Manufacturer shall (i) be free from defects in material and workmanship which impair its functioning under normal and proper use for the purpose for which it was intended and (ii) shall comply with the specifications issued by Manufacturer describing such Product.

             b. If Distributor notifies Manufacturer during such 90 day warranty period of any such defect and such defect is demonstrated or substantiated to the reasonable satisfaction of Manufacturer, then Manufacturer shall at its expense, have the product returned, and its sole obligation,under this warranty shall be to, either repair or replace the defective portion of the relevant Product or credit Distributor with the price paid therefor.

             c. Manufacturer extends this warranty to Distributor only with respect to those Products (or portions thereof) manufactured by Manufacturer. However, if Manufacturer obtains warranties from manufacturers (other than Manufacturer) of Products (or portions thereof) sold to Distributor but not so manufactured by Manufacturer, then Manufacturer shall, and hereby does, assign to Distributor all of such manufacturers' warranties so obtained to the fullest extent such assignment is permitted by such manufacturers.

             d. The warranty set forth above shall be null and void and not apply to any Product which is (i) altered, modified, damaged, or repaired by someone other than Manufacturer, (ii) damaged due to use contrary to any package insert, instruction manual, or other labeling furnished by Manufacturer, (iii) damaged due to the use of equipment not manufactured, supplied, or approved by Manufacturer, (iv) not maintained in accordance with any specifications or directions supplied by Manufacturer or (v) otherwise abused, misused or subjected to an accident, whether intentional or negligent.

         4. a. In the event Distributor determines that any unit of the Product does not conform to Manufacturer's product specifications or is actually otherwise defective, Distributor may reject such specific unit of the Product in accordance with the provisions of the Arkansas Uniform Commercial Code, but such rejection must be made by written notice mailed within ten (10) days after the date of delivery by Manufacturer to Distributor of such nonconforming or defective Product. Failure to notify Manufacturer shall constitute acceptance but shall not constitute a waiver of any warranty-related claims.

             b. Manufacturer shall have the right to replace the nonconforming or defective Product or otherwise cure the nonconformance or defect within thirty (30) days after the date of Distributor's written notice. If the nonconformance or defect is not remedied within such thirty (30) day period, Manufacturer shall refund to Distributor the purchase price paid by Distributor for such nonconformance or defective Product by credit to Distributors account.

             c. Upon Manufacturer's specific request in each instance, Distributor shall promptly return any nonconforming Products to Manufacturer at Manufacturer's expense.

         5. The Distributor agrees to purchase a minimum of 10,000 units of the Product the first year of the contract and 15,000 units of the Product in the second year of the contract.

     F.  Withdrawal of Products and New Products.  From time to time,
         ---------------------------------------
Manufacturer, in its reasonable and sole discretion, may elect to withdraw worldwide any Product.

Manufacturer agrees to give Distributor not less than six months prior written notice as to any such withdrawal except in the case of emergency or recall.

     Section 2.  Operation Requirements.
     ----------------------------------

     A.  Dealers.  Distributor has the responsibility to provide adequate sales
         -------
coverage in all areas of the Territory and may appoint dealers ("Dealers") for that purpose. Distributor shall be responsible for negotiating and effecting appointment arrangements with his respective Dealers. Dealers must agree to comply with the policies and practices of Manufacturer, as well as Distributor.

     B.  Obligations of Distributor.  From and after the date hereof
         --------------------------
Distributor, at its sole cost and expense, with sole responsibility in its capacity as exclusive distributor and in full compliance with all applicable laws and regulations in that capacity, including but not limited to those of appropriate regulatory authorities, shall:

         1. Store the Products under their respective labeled conditions using appropriate facilities and equipment which comply with current good manufacturing procedures and practices;

         2. Distribute the Products and their labeling as received from Manufacturer without any modifications unless such modifications are mutually agreed upon prior to distribution;

         3. Promptly forward, in writing, to Manufacturer all charges, complaints or claims which Distributor receives or which otherwise come to Distributor's attention covering any Product, and, at Manufacturer's request, cooperate with Manufacturer in investigating any such charges, complaints or claims;

         4. Submit for Manufacturer's review and approval, prior to distribution and usage, all written trademark, labeling, and instructional materials, and other items subject to regulatory control to be used in connection with any Products and following approval and printing, provide Manufacturer with ten (10) copies of each such item, and submit, for informational purposes only, all other written promotional materials not requiring regulatory approval for major promotions prior to distribution and usage;

         5. Obtain and maintain in full force and effect such federal, state, and local records, authorizations, permits, and licenses as may be required by law, including any appropriate regulatory authority, and fully comply with and observe all applicable laws, ordinances, rules and regulations;

         6.  Maintain adequate sales and warehouse facilities for the Products;

         7. Maintain a sufficient inventory of Products and replacement parts reasonably to fulfill the requirements of Dealers and other customers located in the Territory;

         8. Maintain a training program for sales personnel in connection with the demonstration, use, and sale of the Products;

         9. Not make any warranty, representation, or claim concerning any Product which violates applicable laws or regulations, including those of appropriate regulatory authorities, or, without the express prior written approval of Manufacturer, which is inconsistent or contrary to such Product's specifications.

     C.  Name of Product.
         ---------------

         1. Manufacturer agrees that it will place the name BRASS EAGLE on all packaging of the Product manufactured for Daisy unless instructed to do otherwise in writing.

     Section 3.  Term and Termination of the Agreement.
     -------------------------------------------------

     A.  Term.  This Agreement shall be for a period of two (2) years with an
         ----
option to renew for another two year period under the terms and conditions agreed to by the parties. If either party decides that it does not wish to renew the Agreement at the end of two years, it shall give the other party sixty
(60) days written notice of its intent.

     B.  Termination Without Advance Notice.  This Agreement shall terminate
         ----------------------------------
automatically and immediately by its own force without notice to or from either party in the event of:

         1. An attempted assignment of this Agreement by either party without the written consent of the other.

         2.  An assignment by either party for the benefit of creditors.

         3.  The admitted insolvency of the either party.

         4. The institution of voluntary or involuntary proceedings by or against either party in bankruptcy, or under any of the provisions of the United States federal or any state bankruptcy act or any comparable bankruptcy laws, or the corporate reorganization or for a receivership, or for the dissolution or merger of either party.

         5. If Distributor does not purchase the minimums as set forth in paragraph 5.

         6. If Distributor does not pay for the Product as set forth in the Addendum A.

     C.  Termination With Notice.  Certain other conditions may arise under
         -----------------------
which either party may wish to terminate this Agreement by giving notice to the other party. It is therefore agreed that this Agreement may be terminated at any time by either party, with or without cause, upon six (6) months written notice to the other party, but such period of notice may be changed by mutual written consent. No other provision herein contained shall be interpreted to limit or qualify the methods of termination set forth in this Section 3.B.

     D.  Transactions After Termination.
         ------------------------------

         1. Upon termination of this Agreement, Distributor will immediately account for and pay over to Manufacturer all sums due Manufacturer. Upon compliance with and performance of the termination procedures and obligations by Distributor as herein set forth, Manufacturer will account for and pay over to Distributor all sums due Distributor.

         2. Because Distributor has spent a great deal of time and money over the years cultivating its market and will continue to do so under this Agreement, upon termination by Manufacturer of this Agreement for any reason other than for cause, Manufacturer agrees that it will not for a period of three
(3) months after the effective date of termination, solicit orders from any business entity to which Distributor has sold any of the Products during the term of this Agreement, unless otherwise compensated.

         3. Compensation shall be calculated as the operating profit of the previous three months (Operating profit equals gross profit less operating expenses).

     Section 4.  Indemnification.
     ---------------------------

     Manufacturer shall defend, indemnify, and hold Distributor and its affiliates harmless from, against, for and in respect of any and all damages, losses, costs, and expenses (including, without limitation, reasonable attorneys' fees) resulting or arising out of any suit, action or proceeding for bodily injury, death, or property damage or other suit, action, or proceeding if and to the extent such injury or damage is caused by the acts, omission, or negligence of Manufacturer, its affiliates or their respective agents during the term of this Agreement except upon Distributor's breach of its warranties, obligations, representations or required performance under this Agreement.

     Both Manufacturer and Distributor agree to name each as an additional insured on their respective general liability insurance policies and provide proof thereof within thirty (30) days of the execution of the Agreement.

     Section 5.  General Terms and Conditions.
     ----------------------------------------

     A.  Distributor Not An Agent.  This Agreement does not appoint Distributor
         ------------------------
as an agent or legal representative of Manufacturer for any purpose whatsoever. Distributor is not granted any express or implied right or authority to assume or to create any obligation or responsibility in behalf of or in the name of Manufacturer or to bind Manufacturer in any manner or thing whatsoever.

     B.  Confidential Information.  During the term of this Agreement and for
         ------------------------
three (3) years thereafter, each party shall use the same degree of care as it uses with regard to its own confidential information to prevent the disclosure, use or publication of confidential information relating to the other coming to its knowledge as a result of this Agreement unless such use, disclosure or publication is permitted by this Agreement or authorized by the other in writing. However, neither party shall be obligated to treat information or data as confidential which without breach of confidentiality, (i) is, or becomes available to the public, (ii) is already possessed by such party or (iii) is independently developed by such party.

     C.  Arbitration.  Any controversy or claim arising out of or relating to
         -----------
this Agreement, or any breach thereof, shall be settled by arbitration conducted at the American Arbitration Association in State of New York, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All submissions and proceedings, including arguments and briefs, shall be in English.

     D.  English Language.  All communications relating to the subject matter of
         ----------------
this Agreement whether spoken or written, including, but without prejudice to the generality of the foregoing, literature, manuals, price lists and training, shall be in English.

     E.  Force Majeure.  No party shall be liable for any failure to perform or
         -------------
delay in performance of its obligation hereunder caused by circumstances beyond its reasonable control which make performance commercially impracticable including, without limitation, fire, storm, flood, earthquake, hurricane, explosion, accident, acts of the public enemy, war, rebellion, insurrection, sabotage, epidemic, quarantine, restrictions, labor shortages, transportation embargoes or delays, inability to secure raw materials or machinery for the manufacture of its devices, acts of God, acts of any government or any agency thereof, judicial action and other such external circumstances.

     F.  No Implied Waivers.  The failure of either party at any time to require
         ------------------
performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time hereafter. Nor shall the waiver by either party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other such provision, nor constitute a waiver of the provision itself.

     G.  Notices.  Any notice between the parties shall be deemed duly served
         -------
when: (i) personally delivered and receipt thereof confirmed; (ii) five (5) days after sent by registered airmail; or (iii) when transmitted by facsimile machine with receipt thereof confirmed, and addressed as follows, or to such other address as notified by the recipient:

     If to Manufacturer:    Leader Industries
                                   1280 Nobel St.
                                   Boucherville Quebec, Canada
                                   J4B5HI
                                   Attn:  Jean Rochette
                                   Telephone: (514) 641-4480
                                   Facsimile: (514) 641-0510

     If to Distributor:     Daisy Manufacturing Company, Inc.
                                  Box 220
                                  Rogers, Arkansas 72756
                                  U.S.A.
                                  Attn:  E. Lynn Scott
                                  Telephone: (501) 636-1200
                                  Facsimile: (501) 636-0573

     H.  Applicable Law.  It is expressly agreed and understood that this
         --------------
Agreement is a complete Agreement and that it shall be governed by the laws of the State of New York in all matters, including, without limitation, validity, obligation, interpretation, construction, performance and termination

     I.  Amendment, Alteration or Modification.  The amendment, alteration or
         -------------------------------------
modification of this Agreement shall only be valid when executed in writing and signed personally by both an authorized officer of Manufacturer and Distributor.

     J.  Addenda.  The Addenda, if any, attached hereto is by this express
         -------
reference made a part of this Agreement as fully as though set out at length herein. Notwithstanding anything to the contrary, such Addenda may be amended, altered or modified by Manufacturer from time to time, and as so amended, altered or modified will be binding upon Distributor.

     K.  Separability.  If any provision of this Agreement is invalid or
         ------------
unenforceable, this Agreement shall be considered divisible as to such provision and the remainder of the Agreement valid and binding as though such provision were not included herein.

     L.  Gender.  Wherever used herein, the masculine gender shall include both
         ------
the feminine and neuter genders.

     M.  This Constitutes Sole Agreement.  The sole and total Agreement of the
         -------------------------------
Parties is as set forth in Sections 1 through 5 preceding this Paragraph M, and the "Witnesseth" clauses preceding Section 1, and there are no oral or implied representations, rights or obligations to be considered or construed with the express written provisions hereinabove set forth. No alterations, changes, or interlineations of this written document shall be effective unless the same are initialed by an authorized officer of each of the parties.

     IN WITNESS WHEREOF, the parties hereto have hereunto signed this Agreement, this 31st day of August, 1995.

WITNESS                     LEADER INDUSTRIES


/s/                         By:  /s/ Jean Rochette
--------------------------       ---------------------------------
                                   Jean Rochette
                                   Its:


WITNESS                     DAISY MANUFACTURING COMPANY, INC.


/s/ Linda Wilkins           By:  /s/ E. Lynn Scott
--------------------------       ---------------------------------
                                 E. Lynn Scott
                            Its: Vice President

                                 ADDENDUM "A"
                                 ------------



1. Manufacturer hereby designates Distributor above named as Distributor for the sale of:

          UP X (single lens)       $11.00 USD

          UP XX (thermal lens)     $13.20 USD

          UP X (replacement lens)  $ 4.40 USD

          UP XX (replacement lens) $ 7.25 USD

          Pricing includes all duties.

          Pricing regarding new UP X & UP XX with face armor to follow shortly upon design and costing completion

          Terms of payment are 2% 10/net 30 days. Prices are subject to change with 90 days written notice and will only reflect increases in raw materials and labor salaries. Any stated prices will not be changed unless on an annual basis.

                                  ADDENDUM "B"

                              PURCHASE ORDER TERMS

1. Buyer shall not be charged for any costs of packing, crating, drayage or storage without its prior written consent.

2. Buyer shall not be liable for the payment of any federal, state or local taxes which may be applicable to the materials, goods or services covered by this order unless the same shall have been separately itemized and set forth in Seller's quotation.

3. Seller warrants and represents that the prices for the goods and materials set forth herein does not exceed the net price now charged by Seller to any other customer purchasing the same items in like or similar quantities, and agrees that if at any time during the pendency of this order, lower net prices are quoted to any other person for similar goods and materials, such lower net prices shall be from that time substituted for the prices contained herein.

4. (a) Seller warrants and represents that the goods furnished hereunder shall be of the quantity, quality, description and specifications set forth herein and free of defects in design, workmanship and materials.

     (b) All such goods and materials shall be received subject to Buyer's inspection and approval. Payment for the goods and materials shall not constitute acceptance thereof.

     (c) Seller agrees to promptly repair or replace any goods and materials found to be defective in design, workmanship or material or not in conformity with the specification therefor. Buyer may return any non-conforming goods or materials at Seller's expense.

     (d) Goods delivered in excess of the quantity specified herein may be refused and returned to Seller at its expense.

     (e) Buyer may cancel any portion of this order if shipment is not timely made as specified.

     (f) Seller warrants that the sale or use of the articles or materials covered by this order, either alone or in combination with any other articles or materials with which Seller intends or has advised or advertised that they may be used, will not constitute an infringement or contributory infringement of any patents or trademarks or copyrights in any country, and Seller hereby licenses Daisy Manufacturing Company, Inc. and its customers under all of Seller's patents or trademarks or copyrights to use and sell the articles or materials covered by this order, alone or in any combination for which the materials may be used.

5. Seller covenants and agrees to hold harmless, defend, indemnify and keep indemnified, the Buyer, its affiliated and Subsidiary companies, successors, and assigns, customers and users of its products of and from any and all action or actions, loss, claims, demands, expenses, fees and charges, costs and damages of any person whomsoever, arising out of or caused by any breach of warranties or violation of the terms and conditions hereof.

6. The representations and warranties of the Seller and the remedies of the Buyer for breach thereof set forth herein shall not be construed to limit or exclude any other warranties or remedies provided by law.

7. The warranties herein shall run to the Buyer, its affiliated and subsidiary companies, successors, assigns and its customers and the users of the goods and materials involved.

8. Seller shall bear the sole responsibility for any materials furnished to it by Buyer in connection with this order.

9. Seller shall not assign any portion of this order without Buyer's written consent. Buyer's consent shall not release Seller from its obligation and liabilities hereunder.

10. Any terms herein to the contrary notwithstanding, neither party shall be liable for delays or defaults due to force majeure, acts of governmental authority or public enemy, war, strikes and labor troubles, freight embargoes or any other causes or contingencies beyond its control, provided, however, that Buyer may cancel any portion of this order if shipment is not timely made as specified hereunder.

11. This order is subject to and Seller shall comply with all applicable federal, state and local laws and regulations, including the requirements of the Fair Labor Standards Act of 1938, as amended and including, for orders (or contracts) not exempt under Section 204 of Executive Order 11246, as amended by Executive Order 11375, the provisions of paragraphs
     (1) through (7) of Section 202 thereof, which provisions are incorporated herein by reference. Acceptance of this order on the part of the Seller shall constitute its certification of full compliance with such laws and regulations.

12. The terms of this order supersede any prior dealings or negotiations of the parties and contain the entire agreement between them, and no amendment or modification thereof shall be valid or binding upon the Buyer unless contained in a written instrument signed by its authorized representative, provided, however, that where this purchase order form is used in connection with purchase release under formal written contracts, the contract provisions shall prevail if inconsistent with the within terms; and provided, further, that in the event this purchase order involves a government contract the terms thereof shall be superseded by attachment of form entitled "Standard Terms and Conditions For Fixed Price Purchase Orders," which form upon attachment shall become part of the purchase order.

13.  Daisy Manufacturing Company, Inc. is a Federal Contractor subject to
     Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974 and Section 503 of the Rehabilitation Act of 1973 and as such vendors [ ]are subject to these sections.